STOCK UNIT AGREEMENT

STOCK UNIT AGREEMENT ("Agreement") effective as of September 10, 2003 ("Grant Date"), by and between AboveNet, Inc. (the "Company") and **Michael A Doris** (the "Participant").

WHEREAS, by order dated and entered August 21, 2003, the Honorable Adlai S. Hardin, Jr., United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") confirmed the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al. dated July 1, 2003, as amended (the "Plan of Reorganization");

WHERES, the Company emerged from proceedings under Chapter 11 of the Bankruptcy Code on the date hereof;

WHEREAS, in accordance with the Plan of Reorganization, the Company was authorized to implement the AboveNet, Inc. Management Incentive Plan (the "Plan");

WHEREAS, in accordance with the Plan of Reorganization, the Company was authorized and directed to grant to the Participant **41,122** stock units on the vesting and delivery terms and conditions set forth herein as an incentive for the Participant to advance the interests of the Company; and

WHEREAS, the Bankruptcy Court has approved the Plan and the grant of stock units to certain officers of the Company, including the Participant, set forth on Exhibit A to the Plan; and

WHEREAS, the Participant and the Company have executed an employment agreement which sets forth the number and terms of the stock units to be granted to the Participant by the Company.

NOW, THEREFORE, the parties agree as follows:

1. Grant of Stock Units.

Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Company hereby grants to the Participant **41,122** stock units (the "Stock Units"). Each Stock Unit constitutes a right to receive from the Company a share (each a "Unit Share" and collectively the "Unit Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock").

2. Vesting; Delivery of Unit Shares.

One-fifth of the Stock Units shall be vested (i.e., not subject to forfeiture) upon the Grant Date, and, subject to the provisions of Paragraph 6(b) of this Agreement, the underlying Unit Shares with respect to such portion of the Stock Units shall be delivered to the

Participant on January 2, 2005. Subject to the provisions of Paragraphs 5 and 6(b) of this Agreement, one-fifth of the Stock Units shall vest on the first anniversary of the Grant Date and the underlying Unit Shares with respect to such portion of the Stock Units shall be delivered to the Participant on January 2, 2005. An additional one-fifth of the Stock Units shall vest, and the underlying Unit Shares with respect to such portion of the Stock Units shall be delivered to the Participant, on each of the second, third and fourth anniversaries of the Grant Date.

3. **Adjustment Upon Changes in Capitalization.**

(a) The aggregate number of Stock Units and Unit Shares shall be proportionately adjusted by the Board or the Compensation Committee of the Board (the "Committee") for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure. The Board or the Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participant in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

(b) Any adjustment under this Paragraph 3 in the number of Stock Units and Unit Shares shall apply proportionately to only the undelivered portion of the Unit Shares and the related portion of the Stock Units. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

4. **Withholding.**

The Company's obligation to deliver Unit Shares under this Agreement shall be subject to the payment by the Participant of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes required to be withheld with respect to such delivery of the Unit Shares. Subject to the right of the Board or the Committee to disapprove any such election and require the withholding tax in cash, the Participant shall have the right to elect to pay the withholding tax with shares of Common Stock to be received under this Agreement (i.e., Unit Shares) or which are otherwise owned by the Participant. Any election to pay withholding taxes with stock shall be irrevocable once made.

5. **Termination of Employment; Change in Control.**

(a) In the event of the Participant's death prior to the end of the Term (as defined in the employment agreement between the Participant and the Company, effective as of the Grant Date, or in any successor agreement to such employment agreement (the "Employment Agreement")), the unvested portion of the Stock Units shall immediately vest and the underlying Unit Shares shall be immediately delivered to the Participant's beneficiary or

beneficiaries (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement).

(b) Upon the termination of Participant's employment with the Company prior to the end of the Term as a result of a Disability (as defined in the Employment Agreement), the unvested portion of the Stock Units shall immediately vest and the underlying Unit Shares shall be immediately delivered to the Participant (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement).

(c) In the event of the termination of the Participant's employment by the Company for "Cause" or by the Participant without "Good Reason" (as each such term is defined in the Employment Agreement) before the end of the Term, the Company shall deliver to the Participant any undelivered Unit Shares underlying the vested portion of the Stock Units (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement). The unvested portion of the Stock Units shall immediately be forfeited.

(d) Upon the termination of the Participant's employment by the Company without Cause or by the Participant for Good Reason, the unvested portion of the Stock Units shall immediately vest and the underlying Unit Shares shall be immediately delivered to the Participant (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement).

(e) In the event of a Change in Control during the Term, 50% of the unvested portion of the Stock Units shall immediately vest and the underlying Unit Shares of the vested portion of the Stock Units shall be immediately delivered to the Participant (but in no event prior to the time permitted under Paragraph 6(b) of this Agreement). For the remaining unvested portion of the Stock Units: (i) if, following the Change in Control, Common Stock continues to be publicly traded (for example, a merger where the Company is the surviving entity), the unvested portion of the Stock Units shall continue to vest (and the underlying Unit Shares shall be subject to the delivery terms) as set forth in Paragraph 2 of this Agreement; (ii) if, following the Change in Control, Common Stock does not continue to be publicly traded (for example, in an asset purchase or in a merger whereby the other party is the surviving entity), then, (A) if the transaction is a stock transaction, the unvested portion of the Stock Units shall continue to vest (and the underlying Unit Shares shall be subject to the delivery terms) as set forth in Paragraph 2 of this Agreement and shall be converted into rights to receive the acquirer's stock according to the exchange ratio set forth in the transaction, or (B) if the transaction is a cash transaction, the unvested portion of the Stock Units shall continue to vest (and the underlying Unit Shares shall be subject to delivery terms) as set forth in Paragraph 2 of this Agreement, but upon vesting, the Company shall pay the Participant the value per share paid in the cash transaction.

(f) In the event of the termination of Participant's employment for any reason after the end of the Term, the unvested portion of the Stock Units shall immediately be forfeited.

6. **Transfer of Stock Units; Limitations on Delivery of Unit Shares; Put Right.**

(a) The Stock Units are not transferable otherwise than by will or the laws of descent and distribution. Any attempt to transfer the Stock Units in contravention of this subparagraph (a) is void ab initio. The Stock Units shall not be subject to execution, attachment or other process.

(b) Notwithstanding anything herein to the contrary, Unit Shares shall not be delivered to the Participant unless, (i) at the time of delivery, either (x) a registration statement under the Securities Act of 1933, as amended (the "1933 Act") relating to the Unit Shares has been filed with, and declared effective by, the Securities and Exchange Commission, and no stop order suspending the effectiveness of such registration statement has been issued by the Securities and Exchange Commission or (y) the issuance of the Unit Shares is permitted pursuant to an exemption from the registration requirements of the 1933 Act and (ii) at such time the Participant is not, in the reasonable belief of the counsel to the Company, in possession of material non-public information or otherwise precluded by Company insider trading policies from sales of Company securities.

(c) The Company shall use its commercially reasonable efforts to cause the Unit Shares delivered to the Participant under this Agreement to be free from restrictions on transfer under the federal securities law other than such restrictions that may be applicable to the holder solely by virtue of being an Affiliate (as defined in Rule 144 issued under the 1933 Acts) of the Company. Such commercially reasonable efforts include seeking a no action letter from the Securities Exchange Commission and otherwise seeking to have such stock registered on a Form S-8 or made subject to an applicable registration exemption.

(d) In the event that any of the Unit Shares delivered to the Participant under this Agreement may not, in the reasonable opinion of the counsel to the Company, be sold on the date such Unit Shares are delivered to the Participant (i) under an effective registration statement, (ii) to a third party pursuant to Rule 144 of the Act or (iii) pursuant to another exemption under the 1933 Act, at the option of the Participant, the Company shall be obligated to repurchase such number of Unit Shares at the Fair Market Value (as defined in the Plan) of the Unit Shares on the date of such repurchase as required to meet the Company's required minimum tax withholding with respect to the delivered shares (based on minimum statutory withholding rates for federal, state and local purposes, including payroll taxes, that are applicable to such supplemental taxable income). Notwithstanding the immediately preceding sentence, in the event the Internal Revenue Service determines that the fair market value of the Unit Shares is greater than the Fair Market Value as determined under the Plan and the Participant has incurred additional liability for income taxes, the Fair Market Value for purposes of this subparagraph (c) shall be increased to the value determined by the Internal Revenue Service. The Participant must give his notice to the Company of his election to exercise the right to require the Company to repurchase a portion of the Unit Shares within forty-five (45) days before or after the delivery date. In the event such Participant does not exercise such right, he shall be deemed to have elected to forego such right.

7. **No Rights in Unit Shares.**

The Participant shall have none of the rights of a shareholder with respect to the Unit Shares unless and until Unit Shares are issued and delivered to him under this Agreement.

8. **No Right to Employment.**

Nothing contained herein shall be deemed to confer upon the Participant any right to remain as an employee of the Company. The Company reserves the right to dismiss the Participant free from any liability, or any claim under the Plan, except as specifically provided in this Agreement.

9. **Governing Law/Jurisdiction.**

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

10. **Miscellaneous.**

This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The paragraph headings herein are intended for reference only and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Michael A Doris

Michael A Doris
Participant

ABOVENET, INC.

By: Hadley Feldman
Name: Hadley Feldman
Title: VP Legal Affairs + HR

SVP

AMENDMENT NO. 1 TO
STOCK UNIT AGREEMENT

AMENDMENT NO. 1 (this "Amendment"), effective as of December 30, 2005, by and between AboveNet, Inc., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York 10601 (the "Company"), and Michael Doris residing at 10 Nathan Court, Syosset NY 11791 (the "Participant").

WHEREAS, the Company and Participant entered into a Stock Unit Agreement, dated as of September 10, 2003 (the "Agreement"); and

WHEREAS, the Company and Participant desire to amend the Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Notwithstanding anything to the contrary in the Agreement, the Unit Shares underlying Stock Units that have not vested as of December 31, 2004 (the "Subject Shares") shall be delivered to the Participant as follows: For any Stock Units that vest after December 31, 2004 and on or prior to April 15, 2007, the underlying Unit Shares shall be delivered to the Participant on April 15, 2007. The Unit Shares underlying the Stock Units vesting on or after April 16, 2007 shall be delivered on September 10, 2007.

2. The foregoing modification shall not change the provisions of the Agreement governing the delivery date of any Unit Shares underlying Stock Units that vested on or prior to December 31, 2004, which shall remain in full force and effect as provided in the Agreement.

3. If on the date of the delivery of any Subject Shares (a) the resale of such Subject Shares is not covered by an appropriate registration statement which has been declared effective by the Securities and Exchange Commission on or prior to the date of such delivery or (b) the Company's Common Stock is not listed on the Nasdaq National Market, the New York Stock Exchange or a comparable exchange, then, at the option of the Participant, the Company shall be obligated to repurchase such number of Subject Shares at the Fair Market Value (as defined in the Plan) of the Subject Shares on the date of such repurchase as required to meet the Company's required minimum tax withholding with respect to the delivered shares (based on minimum statutory withholding rates for federal, state and local purposes, including payroll taxes). Notwithstanding the immediately preceding sentence, in the event the Internal Revenue Service determines that the fair market value of the Subject Shares is greater than the Fair Market Value as determined under the Plan and the Participant has incurred additional liability for income taxes, the Fair Market Value for purposes of this subparagraph shall be increased to the value determined by the Internal Revenue Service. The Participant must give his notice to the Company of his election to exercise the right to require the Company to repurchase Subject Shares within forty-five (45) days before or after the delivery date. In the event such Participant does not exercise such right, he shall be deemed to have elected to forego such right. The foregoing provisions shall supercede the provisions of subsection 6(d) of the Agreement with regard to any Subject Shares

4. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Participant with respect to the subject matter set forth therein and herein and supersede all prior agreements between such parties with respect to such subject matter. Capitalized terms used in this Amendment that are not otherwise defined shall have the meaning set forth in the Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AboveNet, Inc.

By: ______________________
Name: Robert Sokota
Title: SVP

By: ______________________
Michael Doris

01.107

AMENDMENT NO. 2 TO
STOCK UNIT AGREEMENT

AMENDMENT NO. 2 (this "Amendment"), effective as of December 30, 2006, by and between AboveNet, Inc., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York 10601 (the "Company"), and Michael Doris residing at 10 Nathan Court, Syosset, NY 11791(the "Participant").

WHEREAS, the Company and Participant entered into a Stock Unit Agreement, dated as of September 10, 2003 , as amended December 20, 2005 (the "Agreement"); and

WHEREAS, the Company and Participant desire to amend the Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Notwithstanding anything to the contrary in the Agreement, for any Stock Units that vest on or prior to August 17, 2007, the underlying Unit Shares shall be delivered to Participant on August 17, 2007. The Units Shares underlying the Stock Units vesting on or after August 18, 2007 and on or before September 10, 2007 shall be delivered on September 10, 2007.

2. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Participant with respect to the subject matter set forth therein and herein and supersede all prior agreements between such parties with respect to such subject matter. Capitalized terms used in this Amendment that are not otherwise defined shall have the meaning set forth in the Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AboveNet, Inc.

By: [signature]
Name: Robert Sokota
Title: SVP

By: [signature]
Michael Doris

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